Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on May 3, 2012

    Teradata Announces 2012 First Quarter Results

•	Revenue increased 21 percent, up 22 percent in constant currency(1)

•	Product revenue increased 31 percent from the prior year period

•	GAAP EPS of $0.53, up 39 percent from the first quarter of 2011

•	Non-GAAP EPS of $0.60, up 25 percent from the prior year period(2)

•	Cash from operations of $192 million, up 81 percent from the first quarter of 2011

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $613 million for the quarter ended March 31, 2012, an increase of 21 percent from $506 million in the first quarter of 2011. The first-quarter revenue comparison was negatively impacted by 1 point of currency translation.(1)

Gross margin of 55.1 percent was up from the 54.3 percent reported in the first quarter of 2011. On a non-GAAP basis, excluding the special items and stock-based compensation expense described in footnote #2 below,(2) gross margin was 55.9 percent, an improvement from 55.7 percent in the first quarter of 2011. The increase in non-GAAP gross margin was driven by leverage from increased product revenue and a favorable deal mix.

Stock-based compensation expense and a number of special items (primarily acquisition-related) had a net impact of $12 million on Teradata’s first quarter 2012 net income as reported under U.S. Generally Accepted Accounting Principles (GAAP).

Teradata reported GAAP net income of $91 million, or $0.53 per diluted share, which compared to GAAP net income of $65 million, or $0.38 per diluted share, in the first quarter of 2011. Excluding stock compensation expense and the special items described below, non-GAAP net income in the first quarter of 2012 was $103 million, or $0.60 per diluted share, versus $82 million, or $0.48 per diluted share in the first quarter of 2011.(2)

“Teradata delivered our highest organic, constant-currency revenue growth quarter ever in the first quarter, fueled by record product revenue growth of 31 percent,” said Mike Koehler, president and chief executive officer of Teradata. “We have the widest and deepest portfolio in the market to address the analytic data needs of any organization. Teradata is well positioned in three large and growing markets—data warehousing, big data analytics and integrated marketing management.

“Looking forward, data and analytics are increasingly a priority for the C-Suite, and driving strong activity across all regions; and therefore we are raising our 2012 full-year revenue growth guidance.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $388 million of revenue in its Americas region, up 26 percent from $307 million in the first quarter of 2011. Currency translation negatively impacted the year-over-year revenue comparison for the Americas region by 1 percentage point. (1)

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region was $136 million, up 9 percent from $125 million generated in the first quarter of 2011. Currency translation negatively impacted the year-over-year revenue comparison for the EMEA region by 4 percentage points.(1)

Asia Pacific / Japan (APJ)

Teradata generated $89 million of revenue in its APJ region, a 20 percent increase from $74 million in the first quarter of 2011. Currency translation benefited the reported year-over-year revenue growth in the APJ region by 2 percentage points. (1)

Operating Income

First-quarter operating income of $127 million increased 40 percent from $91 million reported in the first quarter of 2011. On a non-GAAP basis, operating income of $147 million increased 27 percent from the first quarter of 2011. (2) Higher revenue more than offset the increased investment in selling expense and research and development.

Cash Flow

Teradata generated $192 million of cash from operating activities, compared to $106 million in the prior-year period. Teradata generated $162 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software)(3) in the first quarter of 2012, versus $79 million in the same period in 2011.

	For the Periods Ended March 31
	(in millions)
	Three Months
	2012	2011
Net Income (GAAP)	$91	$65

Cash provided by operating activities (GAAP)	$192	$106
Less capital expenditures for:
Expenditures for property and equipment	(12)	(8)
Additions to capitalized software	(18)	(19)

Total capital expenditures	(30)	(27)

Free Cash Flow (non-GAAP measure) (3)	$162	$79

Balance Sheet

Teradata ended the first quarter of 2012 with $978 million in cash, a $206 million increase from December 31, 2011. As of March 31, 2012, Teradata had total debt of $300 million outstanding under a 5-year term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however no funds were drawn from the credit facility.

2012 Outlook

Teradata is increasing its guidance for 2012 revenue growth to 12- 14 percent from its original guidance of 10 to 12 percent. Teradata anticipates that currency translation will negatively impact the year-over-year revenue comparison by approximately one percentage point, based on currency rates on April 30, 2012; the same impact that was assumed when Teradata provided its initial revenue guidance for 2012.

GAAP earnings per share in 2012 is now expected to be in the $2.24 to $2.34 range. Excluding special items primarily associated with acquisitions (which include the amortization of acquisition-related intangible assets, estimated purchase accounting adjustments, and transaction and integration costs) as well as stock-based compensation expense, non-GAAP EPS for 2012 is now expected to be in the $2.60 to $2.70 range, versus Teradata’s original non-GAAP EPS guidance of $2.56 to $2.66.(2)

2012 First-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EST) to discuss the company’s first-quarter 2012 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to achieve competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended March 31
	(in millions)
	Three Months
	2012	2011	% Chg As Rpt’d	% Chg CC
Revenue
Products (software/hardware)	$308	$235	31%	32%

Consulting services	165	145	14%	15%
Maintenance services	140	126	11%	12%

Total services	305	271	13%	14%

Total revenue	$613	$506	21%	22%

By segment/region	2012	2011	% Chg As Rpt’d	% Chg CC
Americas region	$388	$307	26%	27%
EMEA region	136	125	9%	13%
APJ region	89	74	20%	18%

Total revenue	$613	$506	21%	22%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

A number of special items were included in Teradata’s first quarter results reported under GAAP. Teradata’s GAAP results as reported in this release included $7 million of amortization of acquisition-related intangible assets; $1 million of acquisition-related purchase accounting adjustments; $1 million of acquisition-related integration expenses; and $11 million of stock-based compensation expense.

The following tables reconcile Teradata’s actual and projected results and EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a) Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended March 31
	Three Months
(Shown in $M)	2012	2011	% chg
Gross Margin (GAAP)	$338	$275	23%
% of Revenue (GAAP)	55.1%	54.3%

Excluding:
Stock-based compensation expense	1	1
Purchase accounting adjustments	1	6
Amortization of acquisition-related intangible assets	4	1
Transaction, integration and reorganization related costs	—	2

Adjusted Gross Margin (non-GAAP)	$344	$285	21%

% of Revenue (non-GAAP)	55.9%	55.7%

(b) Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended March 31
	Three Months
(Shown in $M)	2012	2011	% chg
Operating Income (GAAP)	$127	$91	40%
% of Revenue (GAAP)	20.7%	18.0%

Excluding:
Stock-based compensation expense	11	9
Purchase accounting adjustments	1	6
Amortization of acquisition-related intangible assets	7	3
Transaction, integration and reorganization related costs	1	7

Adjusted Operating Income (non-GAAP)	$147	$116	27%

% of Revenue (non-GAAP)	23.9%	22.7%

(c) Net Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended March 31
	Three Months
(Shown in $M)	2012	2011	% chg
Net Income (GAAP)	$91	$65	40%
% of Revenue (GAAP)	14.8%	12.8%

Excluding:
Stock-based compensation expense	7	6
Purchase accounting adjustments	—	4
Amortization of acquisition-related intangible assets	4	2
Transaction, integration and reorganization related costs	1	5

Adjusted Net Income (non-GAAP)	$103	$82	26%

% of Revenue (non-GAAP)	16.7%	16.0%

(d) Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended March 31
	Three Months		2012 FY
	2012	2011	Guidance
Diluted Earnings Per Share (GAAP)	$0.53	$0.38	$2.24 - $2.34

Excluding:
Stock-based compensation expense	0.04	0.04	0.15
Purchase accounting adjustments	—	0.02	0.01
Amortization of acquisition-related intangible assets	0.02	0.01	0.12
Transaction, integration and reorganization related costs	0.01	0.03	0.08

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.60	$0.48	$2.60 - $2.70

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended March 31
	Three Months
	2012	2011	% Chg
Revenue
Products	$308	$235	31%
Services	305	271	13%

Total revenue	613	506	21%

Product gross margin	205	156
% of Revenue	66.6%	66.4%
Services gross margin	133	119
% of Revenue	43.6%	43.9%

Total gross margin	338	275
% of Revenue	55.1%	54.3%

Selling, general and administrative expenses	165	150
Research and development expenses	46	34

Income from operations	127	91
% of Revenue	20.7%	18.0%

Other expense, net	(1)	(1)

Income before income taxes	126	90
% of Revenue	20.6%	17.8%

Income tax expense	35	25

% Tax rate	28%	28%

Net income	$91	$65

% of Revenue	14.8%	12.8%

Net income per common share
Basic	$0.54	$0.39
Diluted	$0.53	$0.38

Weighted average common shares outstanding
Basic	167.9	168.4
Diluted	171.6	171.8

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31,	December 31,	March 31,
	2012	2011	2011
Assets

Current assets
Cash and cash equivalents	$978	$772	$778
Accounts receivable, net	499	494	467
Inventories	54	61	66
Other current assets	83	85	56

Total current assets	1,614	1,412	1,367

Property and equipment, net	122	120	111
Capitalized software, net	145	140	125
Goodwill	743	742	516
Acquired intangible assets	156	163	131
Deferred income taxes	16	28	62
Other assets	16	11	47

Total assets	$2,812	$2,616	$2,359

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$97	$97	$98
Payroll and benefits liabilities	111	169	99
Deferred revenue	454	339	400
Other current liabilities	83	90	63

Total current liabilities	745	695	660

Long-term debt	286	290	300
Pension and other postemployment plan liabilities	77	77	83
Other liabilities	64	60	42

Total liabilities	1,172	1,122	1,085

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	815	765	706
Treasury Stock	(526)	(526)	(399)
Retained earnings	1,328	1,237	949
Accumulated other comprehensive income	21	16	16

Total stockholders’ equity	1,640	1,494	1,274

Total liabilities and stockholders’ equity	$2,812	$2,616	$2,359

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2012	2011
Operating activities
Net income	$91	$65

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30	21
Stock-based compensation expense	11	9
Excess tax benefit from stock-based compensation	(17)	(3)
Deferred income taxes	13	6
Changes in assets and liabilities:
Receivables	(5)	(43)
Inventories	7	(1)
Current payables and accrued expenses	(43)	(49)
Deferred revenue	116	113
Other assets and liabilities	(11)	(12)

Net cash provided by operating activities	192	106

Investing activities
Expenditures for property and equipment	(12)	(8)
Additions to capitalized software	(18)	(19)
Business acquisitions and other investing activities, net	—	(499)

Net cash used in investing activities	(30)	(526)

Financing activities
Proceeds from long-term borrowings	—	300
Excess tax benefit from stock-based compensation	17	3
Other financing activities, net	24	8

Net cash provided by financing activities	41	311

Effect of exchange rate changes on cash and cash equivalents	3	4

Increase (decrease) in cash and cash equivalents	206	(105)
Cash and cash equivalents at beginning of period	772	883

Cash and cash equivalents at end of period	$978	$778

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2012	2011	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas	$388	$307	26%	27%
EMEA	136	125	9%	13%
APJ	89	74	20%	18%

Total revenue	613	506	21%	22%

Segment gross margin
Americas	232	175
% of Revenue	59.8%	57.0%
EMEA	66	70
% of Revenue	48.5%	56.0%
APJ	40	30
% of Revenue	44.9%	40.5%

Total gross margin	338	275
% of Revenue	55.1%	54.3%

Selling, general and administrative expenses	165	150
Research and development expenses	46	34

Income from operations	$127	$91

% of Revenue	20.7%	18.0%